QuickLinks -- Click here to rapidly navigate through this document

Exhibit A

    The undersigned hereby agree to file a joint Schedule 13D with respect to the interests of the undersigned in VidaMed, Inc., and that the Schedule 13D Amendment to which this Exhibit A is attached has been filed on behalf of each of the undersigned.

Dated:	January 7, 2002	MEDTRONIC, INC.
		By:	/s/ DAVID J. SCOTT David J. Scott Senior Vice President and General Counsel
MEDTRONIC INTERNATIONAL, LTD.
		By:	/s/ DAVID J. SCOTT David J. Scott Vice President and Secretary

QuickLinks

  Exhibit A